EXHIBIT 99.1

Oritani Financial Corp. Announces 3rd Quarter Results and Dividend

TOWNSHIP OF WASHINGTON, N.J., April 26, 2011 (GLOBE NEWSWIRE) -- Oritani Financial Corp. (the "Company" or "Oritani") (Nasdaq:ORIT), the holding company for Oritani Bank (the "Bank"), reported net income of $7.0 million, or $0.13 per share, for the three months ended March 31, 2011, and $21.3 million, or $0.40 per share, for the nine months ended March 31, 2011. This compares to net income of $5.0 million, or $0.09 per share, for the three months ended March 31, 2010, and $12.4 million, or $0.23 per share, for the nine months ended March 31, 2010.

The Company also reported that its Board of Directors has declared a $0.10 quarterly cash dividend on the Company's common stock. The record date for the dividend will be May 6, 2011 and the payment date will be May 20, 2011.

"I am pleased to report a 46% reduction in delinquent loans from the prior quarter," said Kevin J. Lynch, the Company's Chairman, President and CEO. "Total delinquent loans decreased by $19.2 million and $12.5 million of this decrease was in nonaccrual loans. The primary driver of these decreases was the sale of the note securing a $14.1 million nonaccrual loan. With these reductions, nonaccrual loans are now less than 1% of the loan portfolio and nonperforming assets are just over 1% of total assets. While we recognize these mileposts, our objective remains to bring these ratios to zero."

Mr. Lynch continued, "I was also gratified to see our continued strong earnings, despite loan loss provisions and REO writedowns. We remain focused on our strategic goal of organic growth through quality loan originations. Competition for quality loans has increased and had a negative impact on our quarterly originations. While I believe the impact on originations will be temporary, it may have a lingering effect on our margins."

Comparison of Operating Results for the Periods Ended March 31, 2011 and 2010

Net Income.  Net income increased $2.0 million, or 39.7%, to $7.0 million for the quarter ended March 31, 2011, from $5.0 million for the corresponding 2010 quarter.  Net income increased $8.9 million, or 71.8%, to $21.3 million for the nine months ended March 31, 2011, from $12.4 million for the corresponding 2010 period.  The primary cause of the increased income in the 2011 periods was increased net interest income.

Total Interest Income.  Total interest income increased $2.6 million or 9.5%, to $29.6 million for the three months ended March 31, 2011, from $27.0 million for the three months ended March 31, 2010. The largest increase occurred in interest on loans, which increased $2.8 million or 12.4%, to $25.4 million for the three months ended March 31, 2011, from $22.6 million for the three months ended March 31, 2010.  During that same period, the average balance of loans increased $257.5 million, while the yield on the portfolio decreased 34 basis points on an actual basis and decreased 4 basis points on a normalized basis.  Included in interest on loans for the three months ended March 31, 2010 is $1.0 million of prior period and penalty interest recovered in conjunction with problem loan disposals. These amounts were not included in income for the normalized calculation of loan yield. Other captions of interest income were impacted by market interest rates and management's investment decisions. See "Comparison of Financial Condition at March 31, 2011 and June 30, 2010 - Securities Available for Sale" for a discussion of the investment decisions impacting the balances. Interest on securities available for sale ("AFS") decreased $1.0 million, or 46.0%, to $1.2 million for the three months ended March 31, 2011, from $2.2 million for the three months ended March 31, 2010. The average balance of securities AFS decreased $58.9 million for the three months ended March 31, 2011 versus the corresponding 2010 period.  The yield on the portfolio decreased 94 basis points primarily due to current market rates, as well as the conservative structure of the 2011 purchases. Interest on mortgage-backed securities MBS held to maturity ("HTM") decreased $350,000, or 47.9%, to $380,000 for the three months ended March 31, 2011, from $730,000 for the three months ended March 31, 2010. Cash flows from this portfolio were not reinvested into held to maturity securities. The average balance of MBS HTM decreased $32.7 million for the three months ended March 31, 2011 versus the corresponding 2010 period, while the yield on the portfolio decreased 43 basis points. Interest on MBS AFS increased $1.1 million to $2.2 million for the three months ended March 31, 2011, from $1.1 million for the three months ended March 31, 2010. The average balance of MBS AFS increased $327.0 million for the three months ended March 31, 2011 versus the corresponding 2010 period, while the yield on the portfolio decreased 251 basis points.

Total interest income increased $9.4 million, or 12.0%, to $87.7 million for the nine months ended March 31, 2011, from $78.3 million for the nine months ended March 31, 2010.  The largest increase occurred in interest on loans, which increased $9.7 million or 15.1%, to $74.4 million for the nine months ended March 31, 2011, from $64.6 million for the nine months ended March 31, 2010.  Over that same period, the average balance of loans increased $241.5 million and the yield on the portfolio decreased 15 basis points on an actual basis and increased 8 basis points on a normalized basis. Included in interest on loans for the nine months ended March 31, 2010 is $2.3 million of prior period and penalty interest recovered in conjunction with problem loan disposals. These amounts were not included in income for the normalized calculation of loan yield. Prepayment penalties and deferred fees on loans paid in full in the 2011 period contributed to the increase in yield realized on a normalized basis. Interest on securities AFS decreased $623,000 to $5.3 million for the nine months ended March 31, 2011, from $5.9 million for the nine months ended March 31, 2010.  The average balance of securities AFS increased $35.1 million over that same period while the yield decreased 58 basis points. Interest on MBS HTM decreased $1.4 million to $1.3 million for the nine months ended March 31, 2011, from $2.6 million for the nine months ended March 31, 2010.  Interest on MBS AFS increased $1.6 million to $5.4 million for the nine months ended March 31, 2011, from $3.9 million for the nine months ended March 31, 2010.  See "Comparison of Financial Condition at March 31, 2011 and June 30, 2010 - Securities Available for Sale" for a discussion of the investment decisions impacting the balances.

Total Interest Expense. Total interest expense decreased $1.1 million, or 11.2%, to $9.0 million for the three months ended March 31, 2011, from $10.1 million for the three months ended March 31, 2010. Interest expense on deposits decreased $1.3 million, or 26.1%, to $3.7 million for the three months ended March 31, 2011, from $5.0 million for the three months ended March 31, 2010. The average balance of interest bearing deposits increased $64.4 million over the period while the average cost of these funds decreased 49 basis points. Market interest rates allowed the Bank to reprice many maturing time deposits, as well as other interest bearing deposits, at lower rates, decreasing the cost of funds. The rate at which the cost of deposits has been decreasing has slowed as most deposits have repriced in a lower rate environment. Interest expense on borrowings increased $172,000 to $5.3 million for the three months ended March 31, 2011, from $5.1 million for the three months ended March 31, 2010. The average balance of borrowings increased $47.7 million over the period while the cost decreased 22 basis points.

Total interest expense decreased $5.3 million, or 16.0%, to $27.5 million for the nine months ended March 31, 2011, from $32.8 million for the nine months ended March 31, 2010.  Interest expense on deposits decreased $5.3 million, or 31.1%, to $11.8 million for the nine months ended March 31, 2011, from $17.1 million for the nine months ended March 31, 2010.  The average balance of interest bearing deposits increased $84.4 million over this period while the average cost of these funds decreased 68 basis points.  Interest expense on borrowings increased $86,000, or 0.6%, to $15.7 million for the nine months ended March 31, 2011, from $15.6 million for the nine months ended March 31, 2010.  The average balance of borrowings increased $18.9 million over the period while the cost decreased 13 basis points.

Net Interest Income Before Provision for Loan Losses. Net interest income increased $3.7 million, or 22.0%, to $20.6 million for the three months ended March 31, 2011, from $16.9 million for the three months ended March 31, 2010. As detailed in the chart below, the Company's net interest rate spread decreased to 2.92% for the three months ended March 31, 2011, from 3.05% (normalized) for the three months ended March 31, 2010.  The Company's net interest margin increased to 3.39% for the three months ended March 31, 2011, from 3.29% (normalized) for the three months ended March 31, 2010.  The normalized results for the 2010 period exclude the impact of $1.0 million of prior period and penalty interest recovered in conjunction with problem loan disposals. The Company's net interest rate spread and net interest margin were hindered by the nonaccrual loan level in both the 2011 and 2010 periods. The Company's net interest income was reduced $535,000 and $256,000 for the three months ended March 31, 2011 and 2010, respectively, due to the impact of nonaccrual loans. The spread and margin were impacted in the 2011 period due to the deployment of the proceeds from the second step conversion in lower yielding assets. The spread and margin benefited from the steep yield curve in both periods but to a greater extent in 2011. The low interest rate environment and steep yield curve allowed the Company to reprice deposits at lower rates with a lesser impact on loan rates. The Company is liability sensitive and has begun addressing its exposure to higher market interest rates. The $104.5 million investment restructure discussed in "Comparison of Financial Condition at March 31, 2011 and June 30, 2010 - Securities Available for Sale" was done to partially mitigate this exposure. During the quarter ended March 31, 2011, the Company obtained $22.9 million of brokered deposits. The deposit maturities range from 4 to 7 years with a weighted average cost to the Company of 2.46%. These brokered deposits will increase the cost of deposits but also assist in partially mitigating the exposure to higher market interest rates. Management expects to continue deploying strategies to address the exposure to higher market interest rates. Such strategies will likely have a negative impact on the Company's spread and margin.

	Net Interest
	Income Before	Actual		Normalized
Quarter Ended:	Provision	Spread	Margin	Spread	Margin

March 31, 2011	20,586	2.92%	3.39%	2.92%	3.39%
December 31, 2010	20,287	2.89%	3.39%	2.89%	3.39%
September 30, 2010	19,303	2.72%	3.25%	2.72%	3.25%
June 30, 2010	17,422	3.17%	3.41%	3.17%	3.41%
March 31, 2010	16,882	3.26%	3.51%	3.05%	3.29%
December 31, 2009	14,410	2.75%	3.02%	2.75%	3.02%
September 30, 2009	14,219	2.75%	3.03%	2.47%	2.76%

Net interest income increased $14.7 million, or 32.2%, to $60.2 million for the nine months ended March 31, 2011, from $45.5 million for the nine months ended March 31, 2010. The Company's net interest rate spread and margin increased to 2.84% and 3.34% for the nine months ended March 31, 2011, from 2.76% (normalized) and 3.03% (normalized) for the nine months ended March 31, 2010, respectively.  The 2010 calculations exclude non-recurring interest on loans totaling $2.3 million realized in conjunction with problem loan disposals. The actual net interest rate spread and margin in the 2010 period were 2.92% and 3.19%, respectively. The factors described in the paragraph above regarding the three month period comparison also impacted the nine month periods. The Company's net interest income was reduced $2.0 million and $2.4 million for the nine months ended March 31, 2011 and 2010, respectively, due to the impact of nonaccrual loans.

Provision for Loan Losses.  The Company recorded provisions for loan losses of $2.3 million for the three months ended March 31, 2011 and $2.5 million three months ended March 31, 2010.  The Company also recorded provisions for loan losses of $6.8 million for the nine months ended March 31, 2011 as compared to $7.6 million for the nine months ended March 31, 2010.  A rollforward of the allowance for loan losses for the three and nine months ended March 31, 2011 and 2010, is presented below:

	Three months ended March 31,		Nine months ended March 31,
	2011	2010	2011	2010
	(In thousands)		(In thousands)
Balance at beginning of period	$24,181	$22,164	$25,902	$20,680
Provisions charged to operations	2,300	2,500	6,800	7,550
Recoveries of loans previously charged off	--	--	80	3
Loans charged off	2,151	71	8,452	3,640
Balance at end of period	$24,330	$24,593	$24,330	$24,593

Allowance for loan losses to total loans	1.45%	1.70%	1.45%	1.70%
Net charge-offs (annualized) to average loans outstanding	0.52%	0.02%	0.70%	0.36%

The delinquency and nonaccrual totals, along with charge-offs and economic factors, remain the primary contributors to the current level of provision for loan losses. Loan growth was also a component of the provision for loan losses.

Delinquency and non performing asset information is provided below:

	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
	(in thousands)
Delinquency Totals
30 - 59 days past due	$ 6,523	$ 14,460	$ 9,306	$ 12,330	$ 6,670
60 - 89 days past due	3,688	2,437	3,278	4,629	4,293
nonaccrual	12,563	25,055	41,720	38,125	41,170
Total	$ 22,774	$ 41,952	$ 54,304	$ 55,084	$ 52,133

Non Performing Asset Totals
Nonaccrual loans, per above	$ 12,563	$ 25,055	$ 41,720	$ 38,125	$ 41,170
Real Estate Owned	5,953	6,102	5,074	3,031	434
Loans Held For Sale	9,484	9,484	--	--	--
Total	$ 28,000	$ 40,641	$ 46,794	$ 41,156	$ 41,604

Over the quarter ended March 31, 2011, total delinquent loans decreased $19.2 million; nonaccrual loans decreased $12.5 million and nonperforming assets decreased $12.6 million. Over the nine months ended ended March 31, 2011, total delinquent loans decreased $32.3 million; nonaccrual loans decreased $25.6 million and nonperforming assets decreased $13.2 million.

A discussion of the significant components of the nonaccrual loan total at December 31, 2010 and March 31, 2011 follows. These loans have been discussed in prior public releases.

  A $14.1 million loan secured by a multi-tenant commercial property in Hudson County, New Jersey that was a component of the December 31, 2010 nonaccrual total was disposed through a sale of the note. The note sale resulted in a $1.9 million charge off. Oritani provided financing to the purchaser at market rates and market terms.
  A $2.7 million construction loan for a luxury home in Morris County, New Jersey. Construction at the property ceased and foreclosure proceedings have commenced. Due to the extended time period currently associated with New Jersey foreclosures, this loan is likely to be a component of the nonaccrual total for the foreseeable future. The loan is classified as impaired as of March 31, 2011. In accordance with the results of the impairment analysis for this loan, based primarily on a recent appraisal, specific reserves totaling $208,000 have been recorded against this loan.
  A $1.9 million residential construction loan for two luxury homes and an improved lot located in Essex County, New Jersey. The loan was classified as impaired as of March 31, 2011. A total of $463,000 of this loan has been charged off including $193,000 during the quarter ended March 31, 2011. In April, 2011, Oritani obtained title to the collateral via deed in lieu of foreclosure and transferred the loans to REO. One of the two homes is under contract for sale.
  A $936,000 multifamily construction loan in Hudson County, New Jersey. Three units remain from this original eight unit project. Two of the remaining units have been rented and the remaining unit is being marketed for sale. Oritani entered into a forbearance agreement with the borrower. Under the terms of the agreement, the loan has been modified and extended to reflect the posture regarding the collateral (rental versus sale). The new loan is at market rates and terms, and the cash flows from the property are being controlled by Oritani.
  A participation loan on a commercial building in Bergen County, NJ. The total loan is $924,000 and Oritani owns $832,000. The borrowers have declared bankruptcy and the building is being marketed for sale by the bankruptcy trustee. The loan was classified as impaired as of March 31, 2011. In accordance with the results of the impairment analysis for this loan, based primarily on a recent appraisal, Oritani has recorded a specific reserve of $47,000 against its portion of this loan.
  There are nine other multifamily/commercial real estate loans, totaling $3.3 million, classified as nonaccrual at March 31, 2011. The largest of these loans has a balance of $690,000.
  There are six other residential loans, totaling $2.7 million, classified as nonaccrual at March 31, 2011. The largest of these loans has a balance of $1.2 million.

See "Comparison of Financial Condition at March 31, 2011 and June 30, 2010" for a discussion of Loans Held For Sale and Real Estate Owned.

Other Income. Other income decreased $168,000 to $1.1 million for the three months ended March 31, 2011, from $1.2 million for the three months ended March 31, 2010.  Service charges decreased $124,000 to $311,000 for the three months ended March 31, 2011, from $435,000 for the three months ended March 31, 2010. The decrease is primarily due to late charges of $146,000 received in the 2010 period in conjunction with problem loan disposals. In the 2011 period, the Company recognized an impairment charge of $261,000 pertaining to equity securities in its investment portfolio. This charge was partially offset by a $253,000 gain recognized in conjunction with the sale of its position of mutual fund holdings. See "Comparison of Financial Condition at March 31, 2011 and June 30, 2010 - Securities Available for Sale" for additional information regarding this sale.

Other income decreased $865,000 to $4.0 million for the nine months ended March 31, 2011 from $4.9 million for the nine months ended March 31, 2010. Service charges decreased $193,000 to $1.0 million for the nine months ended March 31, 2011, from $1.2 million for the nine months ended March 31, 2010. The decrease is primarily due to late charges of $297,000 received in the 2010 period in conjunction with problem loan disposals. Net income on the real estate investment captions of net real estate operations and income from investments in real estate joint ventures decreased $507,000 to $1.3 million for the nine months ended March 31, 2011, from $1.8 million for the nine months ended March 31, 2010. The change is due to several components. The income reported in these captions is dependent upon the operations of various properties and is subject to fluctuation. Overall, however, joint venture operations have been slightly impacted by increased vacancies and operational costs. In addition to these factors, income had been reduced since March 2010 at one commercial property due to a flood. Repairs and improvements have been made at this property. Return to normal operations and cash flows at this property resumed and are reflected in the results for the quarter ended March 31, 2011. However, the property is in a flood zone and subject to future disruptions. The remaining decrease is due to changes in gains on sales of assets. During the nine months ended March 31, 2010, the Company recognized a $1.0 million gain on the sale of a commercial office property that had been held and operated as a real estate investment. The 2010 gain is partially offset by a $718,000 net gain realized on the sale of a real estate owned property during the nine months ended March 31, 2011.

Operating Expenses. Operating expenses increased $858,000 to $8.3 million for the three months ended March 31, 2011, from $7.4 million for the three months ended March 31, 2010. The increase was primarily due to real estate owned operations, which increased $725,000. This increase was principally due to a $799,000 write-down that was based on an updated appraised value of one of the REO properties. In addition, other expenses increased $472,000, primarily due to expenses associated with problem assets.  In the 2010 period, other expenses were reduced by $149,000 due to legal fees recovered in conjunction with problem asset disposals. These increases were partially offset by decreases in compensation and FDIC insurance premiums. Compensation, payroll taxes and fringe benefits decreased $257,000 primarily due to an $891,000 decrease in the cost associated with the Company's stock benefit plan. A significant portion of awards and options granted under the stock benefit plan fully vested in June 2010 and the expenses associated with the vested shares were recorded at that time. This decrease was partially offset by a $456,000 increase in the cost associated with the Company's benefit plans and a $149,000 increase in compensation costs. Federal deposit insurance premiums decreased $178,000 over the periods primarily due to decreased FDIC insurance rates based on our increased capital levels.

The explanations detailed above regarding changes in operating expenses for the three month period comparison also impacted the nine month period. Operating expenses increased $1.4 million to $23.8 million for the nine months ended March 31, 2011, from $22.4 million for the nine months ended March 31, 2010. The increase was primarily due to other expenses, which increased $1.2 million. This increase was primarily due to expenses associated with problem assets.  In the 2010 period, other expenses were reduced by $501,000 due to legal fees recovered in conjunction with problem asset disposals. Real estate owned operations increased $849,000 primarily due to the $799,000 write-down described above. These increases were partially offset by decreases in compensation and FDIC insurance premiums. Compensation, payroll taxes and fringe benefits decreased $267,000 primarily due to a $2.7 million decrease in the cost associated with the Company's stock benefit plan. This decrease was partially offset by a $2.1 million increase in the cost associated with the Company's benefit plans and a $218,000 increase in compensation costs. Federal deposit insurance premiums decreased $668,000 over the periods primarily due to decreased FDIC insurance rates based on our increased capital levels.

Income Tax Expense. Income tax expense for the three months ended March 31, 2011 was $4.1 million on pre-tax income of $11.1 million, resulting in an effective tax rate of 36.8%.  Income tax expense for the three months ended March 31, 2010 was $3.2 million on pre-tax income of $8.2 million, resulting in an effective tax rate of 38.9%.  Income tax expense for the nine months ended March 31, 2011, was $12.3 million, due to pre-tax income of $33.6 million, resulting in an effective tax rate of 36.8%. For the nine months ended March 31, 2010, income tax expense was $8.0 million, due to pre-tax income of $20.4 million, resulting in an effective tax rate of 39.1%. The Company has implemented various strategic objectives and one of the consequences of their implementation is an anticipated reduction in the Company's effective tax rate.

Comparison of Financial Condition at March 31, 2011 and June 30, 2010

Total Assets.  Total assets increased $80.0 million, or 3.2%, to $2.56 billion at March 31, 2011, from $2.48 billion at June 30, 2010. The increase was primarily in loans and mortgage-backed securities available for sale which were partially offset by decreases in cash and cash equivalents and securities available for sale.

Cash and Cash Equivalents. Cash and cash equivalents (which include fed funds and short term investments) decreased $331.1 million, or 95.6%, to $15.3 million at March 31, 2011, from $346.3 million at June 30, 2010. The balance at June 30, 2010 was primarily due to the proceeds from the second step transaction. These funds were deployed as quickly as possible while prudently following the disciplines of the Company's investment policy. These excess funds were fully deployed in securities available for sale and MBS available for sale by December 31, 2010.

Net Loans. Loans, net increased $147.3 million to $1.65 billion at March 31, 2011, from $1.51 billion at June 30, 2010. The Company continues its emphasis on loan originations, particularly multifamily and commercial real estate loans. Loan originations totaled $320.3 million and purchases totaled $12.5 million for the nine months ended March 31, 2011.  Loan originations totaled $76.3 million and purchases totaled $2.7 million for the three months ended March 31, 2011. The reduced level of originations during the quarter was directly related to increased competition and tighter market spreads on loans. Management anticipates that the reduced level of originations is temporary and should increase in succeeding quarters.

Securities Available For Sale. Securities AFS decreased $194.4 million to $164.3 million at March 31, 2011, from $358.7 million at June 30, 2010. The decrease was primarily due to sale of $109.1 million and security calls of $276.9 million, partially offset by purchases of $197.5 million and changes in fair value. Management's investment decisions have impacted the balances in Securities AFS as well as MBS AFS. Excess liquidity has generally been deployed in investments classified as available for sale as such classifications provide greater flexibility should cash needs develop. Specific investments purchased consider the risk/reward profile of the investment as well as the interest rate risk position and the projected cash needs of the Company. During fiscal 2010, the typical investment of the Company was a callable note of government sponsored agency with limited optionality and call features that increased the likelihood that the note would be called. Such investments were classified as Securities AFS. During fiscal 2011, the Company has favored certain short structures of MBS or collateralized mortgage obligations ("CMOs") with relatively short repayment windows and limited extension risk issued by government sponsored agencies. While the yield on such securities is low, management has prioritized structure over yield.  Such investments are classified as MBS AFS. The primary reason for the switch from Securities AFS to MBS AFS was the desire to reduce the impact of interest rate fluctuations on the cash flows from the investment portfolio. In order to accelerate the investment in MBS AFS, the Company sold $104.5 million of callable notes, classified as Securities AFS, in February, 2011. The net effect of this sale resulted in no income statement gain or loss. The proceeds from this sale were ultimately redeployed into MBS AFS. In March, 2011, the Company sold all of its shares in an Asset Management Fund with underlying investments in adjustable rate mortgages. The proceeds from this sale were $4.6 million. A gain of $253,000 was recognized on this sale. Impairment charges had previously been recognized on the Asset Management Fund.

Mortgage-backed Securities Available For Sale. Mortgage-backed securities AFS increased $449.7 million to $528.2 million at March 31, 2011, from $78.5 million at June 30, 2010. See "Securities Available For Sale," above, for a discussion of the investment decisions impacting the balances in this caption.

Loans Held For Sale. There is one loan that comprises this caption. The collateral for the loan is a condominium construction project in Bergen County, New Jersey.  The loan was classified as held for sale as of December 31, 2010 because the Company had changed its posture regarding the likely method of disposal of the loan. The Company had contracted with a marketing agent to solicit bids for the property. Accordingly, all specific reserves associated with the loan were charged off and the loan was transferred to held for sale at the remaining value of $9.5 million. Prior to December 31, 2010, the loan had been classified as nonaccrual. As of March 31, 2011, the loan is under contract for sale. The estimated net proceeds from the sale are sufficient to avoid any additional writedowns of this loan. While closing is anticipated during the quarter ended June 30, 2011, there are contingencies associated with the contract and the Company makes no assurances that the contract will close. During the quarter ended March 31, 2011, all variance issues regarding the project were resolved with the municipality.

Real Estate Owned. Real estate owned ("REO") increased $2.9 million to $6.0 million at March 31, 2011, from $3.0 million at June 30, 2010. The increase is due to the Bank acquiring title to seven properties during the nine months ended March 31, 2011 with book values of $7.0 million less write-downs of $1.0 million. Included in the $1.0 million total is a $799,000 write-down that occurred during the quarter ended March 31, 2011. This write-down was based on an updated appraised value of one of the REO properties. The increase from acquisitions was partially offset by the sale of two REO properties with net book values of $3.0 million. Proceeds from the sale of REO were $3.7 million and a net gain of $718,000 was recognized. The REO balance at March 31, 2011 consists of seven properties. Management is trying to dispose of these properties as quickly and efficiently as possible.

Deposits. Deposits increased $35.8 million, or 2.8%, to $1.33 billion at March 31, 2011, from $1.29 billion at June 30, 2010. The trend in deposit balances through December 31, 2010 had been negative. Primarily due to the Company's high liquidity position, the interest rates offered on many of the Company's deposit products were less than those of its direct competitors. This action helped reduce interest expense but also negatively impacted deposit balances. Deposit pricing returned to competitive levels once the excess liquidity from the second step conversion was deployed. Deposits increased $69.6 million during the quarter ended March 31, 2011 and $22.9 million of this increase was due to brokered deposits. The quarterly growth, excluding the impact of the brokered deposits, reflects a 3.7% rate of increase and a 14.9% annualized rate of increase. Continued strong deposit growth remains a strategic objective. A new branch location opened during the quarter in Ramsey, New Jersey. Two additional de novo branches are anticipated in calendar 2011.

Borrowings. Borrowings increased $36.9 million, or 7.5%, to $532.5 million at March 31, 2011, from $495.6 million at June 30, 2010. The increase is due to the Company's usage of short term borrowings with a low cost, thereby increasing spread and margin. The Company expects to increase its long term borrowing position to protect against future increases in interest rates. This action will likely result in an increased cost of borrowings.

Stockholders' Equity. Stockholders' equity increased $3.0 million to $646.4 million at March 31, 2011, from $643.4 million at June 30, 2010. The increase was primarily due to net income in excess of dividends. This increase was partially offset by a decline in the fair value of the available for sale portfolio. The increase in interest rates that occurred primarily in November and December, 2010 had a negative impact on the value of the available for sale portfolio. At March 31, 2011, there were 56,202,485 shares outstanding. Our book value per share was $11.50. Based on our March 31, 2011 closing price of $12.68 per share, the Company stock was trading at 1.10% of book value.

About the Company

Oritani Financial Corp. is the holding company for Oritani Bank, a New Jersey state chartered bank offering a full range of retail and commercial loan and deposit products. Oritani Bank is dedicated to providing exceptional personal service to its individual and business customers. The Bank currently operates its main office and 23 full service branches in the New Jersey Counties of Bergen, Hudson and Passaic. For additional information about Oritani Bank, please visit www.oritani.com.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Oritani Financial Corp. and Subsidiaries
Township of Washington, New Jersey
Consolidated Balance Sheets
March 31, 2011 and June 30, 2010
(in thousands, except share data)

	March 31,	June 30,
Assets	2011	2010
	(unaudited)
Cash on hand and in banks	$ 7,324	$ 6,511
Federal funds sold and short term investments	7,943	339,828
Cash and cash equivalents	15,267	346,339

Loans, net	1,653,229	1,505,880
Securities available for sale, at fair value	164,290	358,723
Mortgage-backed securities held to maturity, fair value of $50,398 and $68,622 at March 31, 2011 and June 30, 2010, respectively	49,307	66,468
Mortgage-backed securities available for sale, at fair value	528,215	78,477
Loans held for sale, at fair value	9,484	—
Bank Owned Life Insurance (at cash surrender value)	41,358	30,529
Federal Home Loan Bank of New York stock ("FHLB"), at cost	26,743	25,081
Accrued interest receivable	9,717	9,425
Investments in real estate joint ventures, net	5,338	5,562
Real estate held for investment	1,166	1,221
Real estate owned	5,953	3,031
Office properties and equipment, net	14,787	14,832
Deferred tax assets	25,463	23,154
Other assets	7,046	8,698
Total Assets	$ 2,557,363	$ 2,477,420

Liabilities
Deposits	$ 1,325,577	$ 1,289,746
Borrowings	532,485	495,552
Advance payments by borrowers for taxes and insurance	12,749	11,060
Accrued taxes payable	2,814	—
Official checks outstanding	4,250	4,742
Other liabilities	33,078	32,927
Total liabilities	1,910,953	1,834,027

Stockholders' Equity
Common stock, $0.01 par value; 150,000,000 shares authorized; 56,202,485 shares issued and outstanding at March 31, 2011 and June 30, 2010.	562	562
Additional paid-in capital	488,992	488,684
Unallocated common stock held by the employee stock ownership plan	(29,114)	(30,033)
Retained income	188,966	182,172
Accumulated other comprehensive (loss) income, net of tax	(2,996)	2,008
Total stockholders' equity	646,410	643,393

Total Liabilities and Stockholders' Equity	$ 2,557,363	$ 2,477,420

Oritani Financial Corp. and Subsidiaries
Township of Washington, New Jersey
Consolidated Statements of Operations
Three and Nine Months Ended March 31, 2011 and 2010
.
	Three months ended		Nine months ended
	March 31,		March 31,
	2011	2010	2011	2010
	unaudited
	(in thousands, except per share data)
Interest income:
Interest on mortgage loans	$ 25,378	$ 22,568	$ 74,369	$ 64,633
Interest on securities held to maturity and dividends on FHLB stock	390	360	1,092	1,077
Interest on securities available for sale	1,190	2,204	5,319	5,942
Interest on mortgage-backed securities held to maturity	380	730	1,285	2,648
Interest on mortgage-backed securities available for sale	2,238	1,141	5,413	3,859
Interest on federal funds sold and short term investments	16	17	207	107
Total interest income	29,592	27,020	87,685	78,266

Interest expense:
Deposits	3,708	5,016	11,803	17,139
Borrowings	5,294	5,122	15,702	15,616
Total interest expense	9,002	10,138	27,505	32,755

Net interest income before provision for loan losses	20,590	16,882	60,180	45,511

Provision for loan losses	2,300	2,500	6,800	7,550
Net interest income	18,290	14,382	53,380	37,961

Other income:
Service charges	311	435	998	1,191
Real estate operations, net	256	250	855	960
Net income from investments in real estate joint ventures	196	229	435	837
Bank-owned life insurance	270	278	829	866
Net gain on sale of assets	—	—	718	1,043
Net (loss) gain on sale of and write down of securities	(8)	12	5	(178)
Other income	50	39	151	137
Total other income	1,075	1,243	3,991	4,856

Other expenses:
Compensation, payroll taxes and fringe benefits	4,725	4,982	14,931	15,198
Advertising	188	169	548	498
Office occupancy and equipment expense	710	644	1,861	1,748
Data processing service fees	309	298	908	844
Federal insurance premiums	389	567	1,058	1,726
Real estate owned operations	894	169	1,240	391
Other expenses	1,067	595	3,225	2,013
Total other expenses	8,282	7,424	23,771	22,418

Income before income tax expense	11,083	8,201	33,600	20,399
Income tax expense	4,078	3,189	12,349	7,975
Net income	$ 7,005	$ 5,012	$ 21,251	$ 12,424

Net income available to common stockholders	$ 7,005	$ 4,870	$ 21,251	$ 12,098

Basic and fully diluted income per common share	$ 0.13	$ 0.09	$ 0.40	$ 0.23

	Average Balance Sheet and Yield/Rate Information
	For the Three Months Ended (unaudited)
	March 31, 2011			March 31, 2010

	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate
	(Dollars in thousands)

Interest-earning assets:
Loans (1)	$ 1,644,046	$ 25,377	6.17%	$ 1,386,530	$ 22,568	6.51%
Securities held to maturity (2)	27,741	390	5.62%	25,554	360	5.64%
Securities available for sale	257,450	1,190	1.85%	316,342	2,204	2.79%
Mortgage backed securities held to maturity	47,184	380	3.22%	79,882	730	3.66%
Mortgage backed securities available for sale	426,104	2,238	2.10%	99,080	1,141	4.61%
Federal funds sold and short term investments	24,176	16	0.26%	18,157	17	0.37%
Total interest-earning assets	2,426,701	29,591	4.88%	1,925,545	27,020	5.61%
Non-interest-earning assets	105,281			96,047
Total assets	$ 2,531,982			$ 2,021,592

Interest-bearing liabilities:
Savings deposits	150,027	224	0.60%	146,296	303	0.83%
Money market	316,353	787	1.00%	283,557	986	1.39%
Checking accounts	146,804	196	0.53%	109,881	198	0.72%
Time deposits	674,301	2,501	1.48%	683,358	3,529	2.07%
Total deposits	1,287,485	3,708	1.15%	1,223,092	5,016	1.64%
Borrowings	553,893	5,294	3.82%	506,182	5,122	4.05%
Total interest-bearing liabilities	1,841,378	9,002	1.96%	1,729,274	10,138	2.35%
Non-interest-bearing liabilities	49,463			42,191
Total liabilities	1,890,841			1,771,465
Stockholders' equity	641,141			250,127
Total liabilities and stockholders' equity	$ 2,531,982			$ 2,021,592

Net interest income		$ 20,589			$ 16,882
Net interest rate spread (3)			2.92%			3.26%
Net interest-earning assets (4)	$ 585,323			$ 196,271
Net interest margin (5)			3.39%			3.51%
Average of interest-earning assets to interest-bearing liabilities			131.79%			111.35%

(1) Includes loans held for sale and nonaccrual loans.
(2) Includes Federal Home Loan Bank Stock
(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

	Average Balance Sheet and Yield/Rate Information
	For the Nine Months Ended (unaudited)
	March 31, 2011			March 31, 2010

	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate
	(Dollars in thousands)

Interest-earning assets:
Loans (1)	$ 1,594,923	$ 74,368	6.22%	$ 1,353,417	$ 64,633	6.37%
Securities held to maturity (2)	26,479	1,092	5.50%	25,526	1,077	5.63%
Securities available for sale	314,163	5,319	2.26%	279,029	5,942	2.84%
Mortgage backed securities held to maturity	51,755	1,285	3.31%	95,752	2,648	3.69%
Mortgage backed securities available for sale	317,668	5,413	2.27%	111,193	3,859	4.63%
Federal funds sold and short term investments	94,231	207	0.29%	38,366	107	0.37%
Total interest-earning assets	2,399,219	87,684	4.87%	1,903,283	78,266	5.48%
Non-interest-earning assets	102,490			89,607
Total assets	$ 2,501,709			$ 1,992,890

Interest-bearing liabilities:
Savings deposits	148,765	710	0.64%	146,307	978	0.89%
Money market	294,371	2,217	1.00%	252,788	2,994	1.58%
Checking accounts	150,384	649	0.58%	104,490	602	0.77%
Time deposits	690,266	8,227	1.59%	695,816	12,565	2.41%
Total deposits	1,283,786	11,803	1.23%	1,199,401	17,139	1.91%
Borrowings	526,367	15,702	3.98%	507,491	15,616	4.10%
Total interest-bearing liabilities	1,810,153	27,505	2.03%	1,706,892	32,755	2.56%
Non-interest-bearing liabilities	47,980			40,148
Total liabilities	1,858,133			1,747,040
Stockholders' equity	643,576			245,850
Total liabilities and stockholder's equity	$ 2,501,709			$ 1,992,890

Net interest income		$ 60,179			$ 45,511
Net interest rate spread (3)			2.84%			2.92%
Net interest-earning assets (4)	$ 589,066			$ 196,391
Net interest margin (5)			3.34%			3.19%
Average of interest-earning assets to interest-bearing liabilities			132.54%			111.51%

(1) Includes loans held for sale and nonaccrual loans.
(2) Includes Federal Home Loan Bank Stock
(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
CONTACT: Kevin J. Lynch
         Chairman, President and Chief Executive Officer
         Oritani Financial Corp.
         (201) 664-5400